UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2013

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2013, Heartland Express, Inc. of Iowa (the "Buyer" or the "Borrower") and Heartland Express, Inc. (the "Company"), in its capacity as guarantor, entered into a Stock Purchase Agreement with Gordon Trucking, Inc., a Washington corporation ("GTI"), the stockholders of GTI (the "Sellers"), and Mr. Larry Gordon, in his capacity as Sellers' Representative. GTI is a truckload carrier headquartered near Seattle, Washington, offering local, regional, and trans-continental freight transportation.

Pursuant to the Stock Purchase Agreement, the Buyer purchased all of GTI's issued and outstanding common stock (the "Transaction"). The Buyer paid approximately $285 million of total consideration, payable in cash, restricted shares of the Company's common stock, and the payoff of certain indebtedness of GTI. The cash portion of the consideration was funded pursuant to a promissory note due November 13, 2013 (two days after closing) to allow for movement of funds given that the closing occurred on a non-banking day. The purchase price is subject to further adjustments, including a post-closing true-up. Up to an additional $20 million is payable in an earn-out for performance through 2017. The Stock Purchase Agreement included an election under the Internal Revenue Code Section 338(h)(10). In addition, the Buyer purchased the personal goodwill of Mr. Gordon for $15 million pursuant to an Asset Purchase Agreement.

The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions. At closing, $24 million of the purchase price in the form of the Company's common stock was placed in escrow to secure payment of any post-closing adjustments to the purchase price and to secure the Sellers' indemnification obligations to the Buyer, and $6 million of the purchase price in cash was placed in escrow to secure the post-closing working capital adjustment.

The funds to pay the cash consideration payable to the Sellers and Mr. Gordon will be funded out of the Company's available cash. The shares will be issued from treasury shares. In connection with the Transaction, the Borrower, the Company, GTI, and the other members the Company's consolidated group entered into an unsecured revolving credit facility with Wells Fargo Bank, National Association, (the "Bank") in the amount of up to $250 million (the "Financing"). Proceeds of the Financing are expected to be used to repay all of GTI's existing debt. See Item 2.03 below for a description of the Financing.

The foregoing descriptions of the Stock Purchase Agreement, the Transaction, and the Financing do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and to the full text of the Credit Agreement (as defined below), a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The disclosure contained in Item 2.03 below is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 11, 2013, the Company entered into a Credit Agreement (the "Credit Agreement") by and among the Bank, the Borrower, the Company, GTI, and the other members of the Company's consolidated group, as Guarantors. Pursuant to the Credit Agreement, the Bank provided a five-year, $250 million unsecured revolving line of credit (the "Revolver"), which is expected to be used to repay all of GTI's existing debt and may be used in the future for working capital, equipment financing, and general corporate purposes. The Bank's commitment will decrease to $225 million on November 1, 2014, to $200 million on November 1, 2015, and to $175 million on November 1, 2016.

The Revolver is unsecured, with a negative pledge against all assets of the Company's consolidated group, except for debt associated with permitted acquisitions, new purchase-money debt and capital lease obligations as described in the Credit Agreement. The Revolver matures on October 31, 2018 (the "Maturity Date"), subject to the Borrower's ability to terminate the commitment at any time at no additional cost to the Borrower. Borrowings under the Credit Agreement can either be, at Borrower's election, (i) one-month or three-month LIBOR (Index) plus 0.625%, floating, or (ii) Prime (Index) plus 0%, floating. There is a commitment fee on the unused portion of the Revolver at .0625%, due quarterly.

The Credit Agreement contains customary covenants including, but not limited to, (i) a maximum adjusted leverage ratio, measured quarterly, (ii) a minimum net income requirement, measured quarterly, (iii) a minimum tangible net worth requirement, measured quarterly, and (iv) limitations on other indebtedness and liens. The Credit Agreement also includes customary events of default, conditions, representations and warranties, and indemnification provisions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Item 7.01. Regulation FD Disclosure.

On November 11, 2013, the Company issued a press release announcing the Transaction and the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Certain officers of the Company plan to make a presentation to existing stockholders, securities analysts, and other interested persons concerning the Transaction. A copy of the presentation is attached hereto as Exhibit 99.2.

Item 8.01. Other Events.

In addition to the risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, our stockholders and investors should consider the following risk factors involved in the Transaction and the Financing. References in the following risk factors to "we," "us," or "our" refer to the Company and its subsidiaries.

The indebtedness under our Credit Agreement could have important consequences for our future operations.

Prior to the acquisition of Gordon Trucking, Inc. ("GTI"), we had no outstanding indebtedness or any need to borrow funds. Accordingly, we have not in the past been required to devote any cash flows from operations to debt service payments, which we have historically used to fund organic growth, capital expenditures, dividends, stock repurchases, working capital, and other general corporate purposes. In addition, the typical affirmative and negative covenants in a bank debt facility have not imposed restrictions on the operation of our business. In conjunction with the acquisition of GTI, we entered into a five-year, unsecured credit agreement with Wells Fargo Bank, National Association (the "Credit Agreement"), in the amount of $250.0 million. The indebtedness under the Credit Agreement could have important consequences on our future operations, including:

•
Resulting in an event of default if we fail to comply with the financial and other covenants contained in the Credit Agreement, which could result in all of our debt thereunder becoming immediately due and payable;

•	Reducing the availability of our cash flows to fund organic growth, working capital, capital expenditures, dividends, stock repurchases, acquisitions, and other general corporate purposes;

•	Limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate, and the general economy; and

•	Increasing our vulnerability to the impact of adverse economic and industry conditions.

If our cash flows and capital resources are inadequate to service our obligations under the Credit Agreement, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the event that we need to refinance all or a portion of our outstanding debt before maturity or as it matures, we may be unable to obtain terms as favorable as the current terms of the Credit Agreement.

The issuance of our shares in the acquisition of GTI diluted the voting power and economic interests of our current stockholders.

Upon consummation of the acquisition of GTI, we issued approximately 2.9 million shares of our common stock, or approximately 3.3% of the total number of shares of common stock following the issuance on a fully diluted basis. As a result, more shares of our common stock will be outstanding and each existing stockholder will own a smaller percentage of our common stock then outstanding.

We are exposed to risks related to our recent acquisition of GTI.

The acquisition of GTI is the largest acquisition we have made in our history, and there is a risk that, due to the size of the acquisition, we will be unable to effectively integrate GTI into our operations. If the integration is not successful, or if we fail to implement our business strategy with respect to the acquisition, we may be unable to achieve expected results and our business, financial condition, and results of operations may be materially and adversely affected.

Although we anticipate achieving synergies in connection with the acquisition of GTI, we also expect to incur costs to implement such cost savings measures. Additionally, these synergies could be delayed and may not be achieved. The integration could result in significant unexpected costs. Transaction costs and acquisition-related integration costs related to the acquisition of GTI could adversely affect our results of operations in the period in which such charges are recorded. The acquisition of GTI involves numerous risks, including:

•	The diversion of management's and other personnel's attention from day-to-day business operations;

•	The potential loss of key customers, employees, suppliers, other business partners, or independent contractors;

•	The consolidation of functional areas may not go as planned;

•	Possible inconsistencies in or conflicts between the standards, controls, procedures, policies, business cultures, and compensation structures;

•	Possible future impairment charges, write-offs, write-downs, or restructuring charges that could adversely affect our results of operations;

•
Increased risk of material deficiencies or material weaknesses in internal controls over financial reporting, as GTI has never operated as a public company and has not been required to maintain disclosure controls and procedures and internal controls over financial reporting;

•
Risk of increased tax liability or other tax risk if future earnings are less than anticipated, there is a change in the deductibility of items, or we unable realize the benefits of a special tax election referred to as a "Section 338(h)(10) election";

•
Exposure to unknown liabilities or other obligations of GTI, which may include matters relating to employment, labor, and employee benefits, litigation, accident claims, and environmental issues, and which may affect our ability to comply with applicable laws;

•	The integration and management of technologies and services of the two companies, including the consolidation and integration of information systems;

•	The coordination of geographically separate organizations; and

•	The loss of truck drivers of GTI or our historical operations due to differences in pay, policies or culture, or other factors, or an increase in costs of recruiting and retaining truck drivers.

These disruptions and difficulties, if they occur, may cause us to fail to realize the cost savings, synergies, revenue enhancements, and other benefits that we expect to result from integrating GTI and may cause material adverse short- and long-term effects on our operating results, financial condition and liquidity.

Even if we are able to integrate GTI’s operations into our operations, we may not realize the full benefits of the cost savings, synergies, revenue enhancements or other benefits that we may have expected at the time of acquisition. Expected savings and benefits are frequently based on due diligence results and future events, including general business and industry conditions, customer and employee retention, operating costs, and competitive factors, many of which are beyond our control and difficult to predict. There is no guarantee that the due diligence results will be accurate or that we will not discover unanticipated liabilities. In addition, even if we achieve the expected benefits, we may be unable to achieve them within the anticipated time frame. Also, the cost savings and other benefits from these acquisitions may be offset by unexpected costs incurred in integrating GTI, increases in other expenses or problems in the business unrelated to these acquisitions. Accordingly, you should not place undue reliance on our anticipated synergies.

The GTI transaction is in the form of a stock acquisition, which exposes us to liability for actions taken by an acquired business and its management before our acquisition. The due diligence we conduct in connection with an acquisition and any contractual guarantees or indemnities that we receive from the sellers may be insufficient to protect us from, or compensate us for, actual liabilities. Most of the representations made by the sellers expire within eighteen months of the closing. A material liability associated with the GTI acquisition, especially where there is no right to indemnification, could adversely affect our operating results, financial condition and liquidity.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release, dated November 11, 2013
99.2	Heartland Express, Inc. investor presentation, dated November 11, 2013

The information contained in Items 7.01 and 9.01 and the exhibits hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Exhibits 99.1 and 99.2 hereto contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission, including, without limitation, the additional risk factors contained in Item 8.01 of this Current Report on Form 8-K, for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	November 11, 2013	By:/s/John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release, dated November 11, 2013
99.2	Heartland Express, Inc. investor presentation, dated November 11, 2013